EXHIBIT 10

               NONCOMPETITION, SEVERANCE AND EMPLOYMENT AGREEMENT


         This Noncompetition, Severance and Employment Agreement (this "Agreement") is made and entered into as of this 13th day of September, 2004 by and between C. Kyle Thomas an individual (the "Executive"), and Peoples Bancorporation, a South Carolina corporation and financial institution holding company headquartered in Easley, South Carolina (the "company"). As used herein, the term "Company" shall include the Company and any and all of its subsidiaries where the context so applies.

                               W I T N E S S E T H

         WHEREAS the Board of Directors believes that the Executive has been instrumental in the success of the Company since his employment in 2004;

         WHEREAS the company desires to continue to employ the Executive as Subsidiary President of the Company and in such other capacities as the Executive is currently employed as of the date hereof;

         WHEREAS the Executive is willing to accept the employment contemplated herein under the terms and conditions set forth herein;

         NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows:

         1. Employment. Subject to the terms and conditions hereof, the Company hereby employs the Executive and Executive hereby accepts such employment as a Subsidiary President of the Company having such duties and responsibilities as set forth in Section 3 below.

         2. Definitions. For purposes of this Agreement, the following terms shall have the meanings specified below.

         "Change in Control" shall mean:

                  (i) the acquisition, directly or indirectly, by any Person within any twelve month period of securities of the Company representing an aggregate of 20% or more of the combined voting power of the Company's then outstanding securities; or




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                  (ii) during any period of two consecutive  years,  individuals who at the beginning of such period constitute the Board, cease for any reason to constitute at least a majority thereof, unless the election of each new director was approved in advance by a vote of at least a majority of the directors then still in office who were directors at the beginning of the period; or

                  (iii) consummation of (A) a merger, consolidation or other business combination of the Company with any other Person or affiliate thereof, other than a merger, consolidation or business combination which would result in the outstanding common stock of the Company immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into common stock of the surviving entity or a parent or affiliate thereof) at least 67% of the outstanding common stock (on a fully diluted basis) of the Company or such surviving entity or parent or affiliate thereof outstanding immediately after such merger, consolidation or business combination, or (B) a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets; or

                  (iv) the occurrence of any other event or circumstance which is not covered by (i) through (iii) above which the Board determines affects control of the Company and, in order to implement the purposes of this Agreement as set forth above, adopts a resolution that such event or circumstance constitutes a change in Control for the purposes of this Agreement.

         "Cause" shall mean (i) fraud, gross negligence, dereliction of duties, intentional material damage to the property or business of the Company, or the commission of a felony; or (ii) the ineligibility of the Executive to perform his duties because of a ruling, directive or other action by any agency of the United States or any state of the United States having regulatory authority over the Corporation.

         "Confidential Information" shall mean all business and other information relating to the business of the Company, including without limitation, technical or nontechnical data, programs, methods, techniques, processes, financial data, financial plans, product plans, and lists of actual or potential customers, which (i) derives economic value, actual or potential, from not being generally known to, and not being readily ascertainable by proper means by, other Persons, and (ii) is the subject of efforts that are reasonable under the circumstances to maintain its secrecy or confidentiality. Such information and compilations of information shall be contractually subject to protection under this Agreement whether or not such information constitutes a trade secret and is separately protectable at law or in equity as a trade secret. Confidential information does not include confidential business information which does not constitute a trade secret under applicable law two years after any expiration or termination of this Agreement.



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         "Disability" or "Disabled"  shall mean the  Executive's  inability as a result of physical or mental incapacity to substantially perform his duties for the Company on a fulltime basis for a period of six (6) months.

         "Involuntary Termination" shall mean the termination of Executive's employment by the Executive following a Change in Control which, in the sole judgment of the Executive, is due to (i) a change of the Executive's responsibilities, position (including status as Subsidiary President of the Company, its successor or ultimate parent entity, office, title, reporting relationships or working conditions), authority or duties (including changes resulting from the assignment to the Executive of any duties inconsistent with his positions, duties or responsibilities as in effect immediately prior to the Change in Control); or (ii) a change in the terms or status (including the rolling three year termination date) of this Agreement; or (iii) a reduction in the Executive's compensation or benefits; or (iv) a forced relocation of the Executive outside the Oconee, Pickens, Anderson, and Greenville County areas; or
(v) a significant increase in the Executive's travel requirements.

         "Person" shall mean any  individual,  corporation,  bank,  partnership,
joint  venture,   association,   joint-stock  company,   trust,   unincorporated
organization or other entity.

         "Voluntary Termination" shall mean the termination by Executive of Executive's employment following a Change in Control which is not the result of any of clauses (i) through (v) set forth in the definition of Involuntary Termination above.

         3. Duties. During the term hereof, the Executive shall have such duties and authority as are typical of a Subsidiary President of a company such as the one being contracted with, and employee will, so long as he is an employee of, he will devote his full time, attention and energies to the diligent performance of his duties. Executive shall not, without the written consent of the Company, at any time during the Term hereof (i) accept employment with, or render services of a business, professional or commercial nature to, any Person other than the Company, (ii) engage in any venture or activity which the Company may in good faith consider to be competitive with or adverse to the business of the Company or of any affiliate of the Company, whether alone, as a partner, or as an officer, director, employee or shareholder or otherwise, except that the ownership of not more than 5% of the stock or other equity interest of any publicly traded corporation or other entity shall not be deemed a violation of this Section, or (iii) the Company may in good faith consider to interfere with Executive's performance of his duties hereunder.

         4. Term. Unless earlier terminated as provided herein, the Executive's employment hereunder shall be for a rolling term of three years (the "Term") commencing on the date hereof, with compensation to be effective as of September 13, 2004.


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This  Agreement  shall  be  deemed  to  extend  each day for an  additional  day automatically and without any action on behalf of either party hereto; provided, however, that either party may, by notice to the other, cause this Agreement to cease to extend automatically and, upon such notice, the "Term" of this Agreement shall be the three years following the date of such notice, and this Agreement shall terminate upon the expiration of such Term. If no such notice is given and this Agreement is terminated pursuant to Section 5 hereof, for the purposes of calculating any amounts payable to the Executive as a result of such termination, the remaining Term of this Agreement shall be deemed to be three years from the date of such termination.

         5.       Termination.  This Agreement may be terminated as follows:

         5.1 The Company. The Company shall have the right to terminate Executive's employment hereunder at any time during the Term hereof (i) for Cause, (ii) if the Executive becomes Disabled, (iii) upon the Executive's death.

                  5.1.1 If the Company terminated Executive's employment under this Agreement pursuant to clauses (i) through (iii) of Section 5.1, the Company's obligations hereunder shall cease as of the date of termination; provided, however, if Executive is terminated for Cause after a change in Control, then such termination shall be treated as a Voluntary Termination as contemplated in Section 5.2 below.

                  5.1.2 If the Company terminates Executive other than pursuant to clauses (i) through (iii) of Section 5.1 and there has been a Change in Control, Executive shall be entitled to receive immediately as severance upon such termination, the compensation and benefits provided in Section 6 hereof that would otherwise be payable over the three years subsequent to such termination. For purposes of determining compensation which is not fixed (such as bonus), the annual amount of such unfixed compensation shall be deemed to be the equal to the average of such compensation over the three year period immediately prior to the termination.

                  5.1.3 If the Company terminates Executive other than pursuant to clauses (i) through (iii) of Section 5.1 and in the absence of a Change in Control, Executive shall be entitled to receive immediately as severance upon such termination, the compensation and benefits provided in Section 6 hereof for the remaining Term of this Agreement.

                  5.1.4 In the event of such termination other than pursuant to clauses (i) through (iii) of Section 5.1, (A) all rights of Executive pursuant to awards of share grants or options granted by the Company shall be deemed to have vested and shall be released from all conditions and restrictions, except for restrictions on transfer pursuant to the Securities Act of 1933, as amended, and (B) the Executive shall be deemed to be credited with service with the Company for such remaining Term for the purposes of the Company's benefit plans.


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         5.2 By  Executive.  Executive  shall  have the right to  terminate  his employment hereunder if (i) the Company materially breaches this Agreement and such breach is not cured within 30 days after written notice of such breach is given by Executive to the Company; (ii) there is a Voluntary Termination; or
(iii) there is an Involuntary Termination.

                  5.2.1 If Executive terminates his employment other than pursuant to clauses (i) through (iii) of Section 5.2, the Company's obligations under this Agreement shall cease as of the date of such termination and Executive shall be subject to the noncompetition provisions set forth in Section 9 hereof.

                  5.2.2 If Executive terminates his employment hereunder pursuant to any clauses (i) or (iii) of Section 5.2, Executive shall be entitled to receive immediately as severance the compensation and benefits provided in
Section 6 hereof that would otherwise be payable over the three years subsequent to such termination. For purposes of determining compensation which is not fixed (such as a bonus), the annual amount of such unfixed compensation over the three year period immediately prior to the termination.

                  5.2.3 If Executive terminates his employment pursuant to clause (ii) of Section 5.2, Executive shall be entitled to receive immediately as severance the compensation and benefits provided in Sections 6 hereof for one year following the date of his Voluntary Termination. For purposes of determining compensation which is not fixed (such as a bonus), the annual amount of such unfixed compensation shall be deemed to be equal to the average of such compensation over the three year period immediately prior to the termination.

                  5.2.4 In addition, in the event of such termination pursuant to any of clauses (i) through (iii) of this Section 5.2, (A) all rights of Executive pursuant to awards of share grants or options granted by the Company shall be deemed to have vested and shall be released from all conditions and restrictions, except for restrictions on transfer pursuant to the Securities Act of 1933, as amended, and (B) the Executive shall be deemed to be credited with service with the Company for such remaining Term for the purposes of the Company's benefit plans.

         6. Compensation. In consideration of Executive's services and covenants hereunder, Company shall pay to Executive the compensation and benefits described below (which compensation shall be paid in accordance with the normal compensation practices of the Company and shall be subject to such deductions and withholdings as are required by law or policies of the Company in effect from time to time, provided that his salary pursuant to Section 6.1 shall be payable not less frequently than monthly);



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         6.1 Annual  Salary.  During the Term hereof,  the Company  shall pay to
Executive a salary at the rate of $135,000.00 per annum. Executive's salary will be reviewed by the Board of Directors of the Company at the beginning of each of its fiscal years and, in the sole discretion of the Board of Directors, may be increased for such year. Salary continuation and/or life insurance plans in existence at the time of the change in control will also be kept in force for the benefit of the executive and/or his heirs for life.

         6.2 Annual Incentive Bonus. During the Term hereof, the Board of Directors may pay to Executive an annual incentive cash bonus in accordance with the terms of the Short Term Incentive Compensation Plan.

         6.3 Other Benefits. Executive shall be entitled to share in any other executive officer/employee benefits generally provided by the Company to its most highly ranking executives (including but not limited to the following; major medical and dental insurance, short and long term disability insurance, bonus plans, etc.) for so long as the Company provides such benefits. The Company also agrees to provide Executive with a Company-paid, full-sized automobile, reasonable club dues for one area country club of their choice and two business clubs. Executive shall also be entitled to participate in all other benefits accorded general Company executive officers and/or employees.

         7. Excess Parachute Payments. It is the intention of the parties hereto that the severance payments and other compensation provided for herein are reasonable compensation for Executive's services to the Company and shall not constitute "excess parachute payments" within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended, and any regulations thereunder. In the event that the Company on the date of a Change of Control determine that the payments provided for herein constitute "excess parachute payments", then the compensation payable hereunder shall be reduced to the point that such compensation shall not qualify as "excess parachute payments".

         8. Confidentiality. Executive acknowledges that, prior to and during the term of this Agreement, the Company has furnished and will furnish to Executive Confidential Information which could be used by Executive on behalf of a competitor of the Company to the Company's substantial detriment. In view of the foregoing, Executive acknowledges and agrees that the restrictive covenants contained in this Section are reasonably necessary to protect the Company's legitimate business interests and goodwill. Executive agrees that he shall protect the Company's Confidential Information and shall not disclose to any person, or otherwise use, except in connection with his duties performed in accordance with this Agreement, any Confidential Information provided, however,


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that Executive may make disclosures required by a valid order or subpoena issued by a court or administrative agency of competent jurisdiction, in which event Executive will promptly notify the Company of such order or subpoena to provide the Company an opportunity to protect its interests. Upon the termination or expiration of this employment hereunder, the Executive agrees to deliver promptly to the Company all Company files, customer lists, management reports, memoranda, research, Company forms, financial data and reports and other documents supplied to or created by him in connection with his employment hereunder (including all copies of the foregoing) in his possession or control and all of the Company's equipment and other materials in his possession or control.

         9. Noncompetition. In the event that Executive's employment with the Company is terminated before a Change in Control voluntarily by the Executive or by the Board of Directors pursuant to clause (i) of Section 5.1, then Executive shall not, for a period of one year following such termination of employment (i) become employed by any insured depository institution which conducts business activities in Oconee County; (ii) attempt to interfere with any business relationship of the Company, including without limitation, employee and customer relationships; or (iii) or otherwise compete against the Company, directly or indirectly, either as principal, agent, employee, owner (if the percentage of ownership exceeds 10% of the entity). In the event that Executive's employment is terminated for any reason following a Change in Control (whether by the Company or Executive), it is expressly acknowledged that there shall be no limitation on any activity of Executive, including direct competition with the Company or its successor, and Company shall not be entitled to injunctive relief with respect to any such activities of Executive.

         10. Assignment. The parties acknowledge that this Agreement has been entered into due to, among other things, the special skills of Executive, and agree that this Agreement may not be assigned or transferred by Executive, in whole or in part, without the prior written consent of Company.

         11. Notices. All notices, requests, demands, and other communications required or permitted hereunder shall be in writing and shall be deemed to have been duly given if delivered or seven days after mailing if mailed, first class, certified mail postage prepaid:

To the Company:   Peoples Bancorporation
                  Post Office Box 1989
                  Easley, South Carolina 29641
                  Attn:  Chairman of the Board

To Executive:     C. Kyle Thomas
                  449 Old Iron Works Road
                  Spartanburg, SC  29302


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Any party may change the address to which notices, requests,  demands, and other communications shall be delivered or mailed by giving notice thereof to the other party in the same manner provided herein.

         12. Provisions Severable. If any provision or covenant, or any part thereof, of this Agreement should be held by any court to be invalid, illegal or unenforceable, either in whole or in part, such invalidity, illegality or unenforceability shall not affect the validity, legality or enforceability of the remaining provisions or convenants, or any part thereof, of this Agreement, all of which shall remain in full force and effect.

         13. Remedies. The Executive acknowledges that if he breaches or threatens to breach his covenants and agreements in this Agreement, such actions may cause irreparable harm and damage to the Company which could not be compensated in damages. Accordingly, if Executive breaches or threatens to breach this Agreement, the Company shall be entitled to injunctive relief, in addition to any other rights or remedies of the Company. In the event that Executive is reasonably required to engage legal counsel to enforce his rights hereunder against the Company, Executive shall be entitled to receive from the Company his reasonable attorney's fees and costs; provided that Executive shall not be entitled to receive those fees and costs related to matters, if any, which were the subject of litigation and with respect to which a judgment is rendered against Executive.

         14. Waiver. Failure of either party to insist, in one or more instances, on performance by the other in strict accordance with the terms and conditions of this Agreement shall not be deemed a waiver or relinquishment of any right granted in this Agreement or of the future performance of any such term or condition or of any other term or condition of this Agreement, unless such waiver is contained in a writing signed by the party making the waiver.

         15. Amendments and Modifications. This Agreement may be amended or modified only by a writing signed by other parties hereto.

         16. Governing Law. The validity and effect of this Agreement shall be governed by and construed and enforced in accordance with the laws of the State of South Carolina.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.




                              [SIGNATURES OMITTED]




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